Exhibit 99.1

July 30, 2025	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Executive Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS SOLID SECOND QUARTER RESULTS
NARROWS 2025 EPS GUIDANCE TO TOP HALF OF RANGE
AFFIRMS LONG-TERM TARGETS

•Second quarter 2025 earnings were $1.48 per share, compared to $1.42 per share in 2024; year-to-date 2025 earnings were $2.53 per share, compared to $2.37 per share in 2024
◦On a weather-normalized basis, year-to-date 2025 and 2024 results were $2.56 per share and $2.34 per share, respectively, a 9.4% increase; quarter and year-to-date 2025 and 2024 comparative results reflect a net unfavorable weather impact of an estimated $0.06 per share
•2025 earnings per share guidance range is narrowed to $5.70 to $5.75 from $5.65 to $5.75, on a weather-normalized basis; long-term targets affirmed
•Agreement to purchase Nexus Water Group systems in eight states; approximately 87,000 customer connections under agreement in total as of July 30, 2025
•2025 capital investment plan of $3.3 billion on track; $1.3 billion of investment through June 30, 2025
CAMDEN, N.J., July 30, 2025 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended June 30, 2025, of $1.48 per share, compared to $1.42 per share for the same quarter in 2024 and $2.53 per share for the year-to-date period ended June 30, 2025, compared to $2.37 per share for the same period in 2024.
“The company delivered solid results for the first half of the year,” said John Griffith, President and CEO of American Water. “We are excited about the outlook for growth in the business, the foundation of which is continued investment in the communities we currently serve. We are also pleased with the positive momentum in our acquisition growth strategy, including the recently announced transaction to purchase Nexus Water Group systems in eight of our existing regulated states,” added Griffith. “Through this and other announced transactions, we will grow and continue to leverage our scale and size to deliver safe, clean, reliable and affordable water and wastewater services to customers.”
2025 EPS Guidance Narrowed to Top Half of Range; Long-Term Financial Targets Affirmed
The company’s 2025 earnings per share guidance range is now $5.70 to $5.75, narrowed from the previous EPS guidance range of $5.65 to $5.75, on a weather-normalized basis. Both ranges include approximately $0.10 per share of incremental interest income resulting from the early 2024 amendment to the terms of the secured seller note receivable from the 2021 sale of HOS. The company affirms its long-term financial targets, including its long-term EPS and dividend growth rate targets of 7-9%. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Cautionary Statement Concerning Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”).

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Consolidated Results
For the three and six months ended June 30, 2025, earnings per share were $1.48 and $2.53 compared to $1.42 and $2.37 per share in the same periods in 2024. Results include increased revenues from implementation of new rates in the Regulated Businesses from the recovery of capital and acquisition investments. Results also reflect increased operating costs and higher depreciation and financing costs to support the current capital investment plan. Results for the three and six months ended June 30, 2025 compared to the same periods in 2024, reflect an estimated net unfavorable impact of weather of $0.06 per share, including an estimated $0.03 per share of unfavorable impact due to wet weather in the second quarter of 2025, across many states, and an estimated $0.03 per share of favorable impact due to warm, dry weather in the second quarter of 2024, primarily in New Jersey.
The company is on track to meet its capital investment plan for the year with investment of $1.3 billion in the first six months of 2025. The company plans to invest a total of approximately $3.3 billion across its footprint in 2025.
Regulated Businesses
In the second quarter of 2025, the Regulated Businesses’ net income was $288 million, compared to $274 million for the same period in 2024. For the first six months of 2025, the Regulated Businesses’ net income was $489 million, compared to $459 million for the same period in 2024.
Operating revenues increased $121 million and $242 million for the three and six months ended June 30, 2025, respectively, as compared to the same periods in 2024. The increase in operating revenues was primarily a result of authorized revenue increases from completed general rate cases and infrastructure proceedings for the recovery of incremental capital and acquisition investments, as well as incremental revenue from closed acquisitions.
Since January 1, 2025, the company has been authorized additional annualized revenues of $270 million, with $232 million from general rate cases and $38 million from infrastructure surcharges. The company has general rate cases in progress in three jurisdictions and has filed for an infrastructure surcharge in one jurisdiction, reflecting a total annualized revenue request of $126 million.
Operating expenses were higher by $83 million and $161 million for the three and six months ended June 30, 2025, respectively, as compared to the same periods in 2024. Operating expenses were higher primarily due to an increase in employee related costs and technology related costs, as well as general taxes associated with increased capital investment, and other operation and maintenance costs related to acquisitions closed in 2024. Operating expenses also include depreciation expense, which was higher by $28 million and $57 million in the same periods, due to the increase in capital investment.
Interest expense was higher by $14 million and $31 million for the three and six months ended June 30, 2025, respectively, as compared to the same periods in 2024, as a result of incremental short and long-term debt primarily to fund capital investments.
Dividends
On July 30, 2025, the company’s Board of Directors declared a quarterly cash dividend payment of $0.8275 per share, payable on September 3, 2025, to shareholders of record as of August 12, 2025.
2025 Second Quarter Earnings Conference Call
The conference call to discuss second quarter 2025 earnings, 2025 earnings guidance, and long-term targets will take place on Thursday, July 31, 2025, at 9 a.m. Eastern Time. Interested parties may listen to an audio webcast through a link on the company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s investor relations website at ir.amwater.com.

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About American Water
American Water (NYSE: AWK), a large capitalization value company, is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to more than 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 6,700 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.
For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.
Throughout this press release, unless the context otherwise requires, references to the “company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole. All statements related to earnings and earnings per share refer to diluted earnings and diluted earnings per share.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2025 earnings guidance, the company’s long-term financial, growth and dividend targets, the ability to achieve the company’s strategies and goals, customer affordability and acquired customer growth, the outcome of the company’s pending acquisition activity, the amount and allocation of projected capital expenditures, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates, assumptions, known and unknown risks, uncertainties and other factors. Actual results may vary materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; limitations on the availability of the company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; present and future proposed changes in laws, governmental regulations and policies, including with respect to the environment (such as, for example, potential improvements or changes to existing Federal regulations with respect to lead and copper service lines and galvanized steel pipe), health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern (including without limitation per- and polyfluoroalkyl substances (collectively, “PFAS”)), public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the company’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means, and impacts from required or voluntary public and other disclosures, as well as civil class action and other litigation or legal, regulatory or administrative proceedings, related thereto; the company’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities; changes in the company’s capital requirements; the company’s ability to control operating expenses and to achieve operating efficiencies, and the company’s ability to create, maintain and promote initiatives and programs that support the affordability of the company’s regulated utility services; the intentional or

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unintentional actions of a third party, including contamination of the company’s water supplies or the water provided to its customers; the company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in the company’s business operations; the company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to: acquiring, closing and successfully integrating regulated operations, including without limitation the company’s ability to (i) obtain required regulatory approvals for such acquisitions, (ii) prevail in litigation or other challenges related to such acquisitions, and (iii) recover in rates the fair value of assets of the acquired regulated operations; the company’s Military Services Group entering into new military installation contracts, price redeterminations, and other agreements and contracts, with the U.S. government; and realizing anticipated benefits and synergies from new acquisitions; in addition to the foregoing, various risks and uncertainties associated with the agreement to acquire certain water and wastewater systems from a subsidiary of Nexus Water Group, Inc., including: (i) the final amount of the rate base to be acquired, and the amount of post-closing adjustments to the purchase price, if any, as contemplated by the acquisition agreement; (ii) the various impacts and effects of (a) compliance, or attempted compliance with, the terms and conditions of the acquisition agreement, and/or (b) the completion of or, or actions taken by the company to complete, the acquisition, on the company’s operations, strategy, guidance, expectations and plans with respect to its Regulated Businesses (considered individually or together as a whole), its current or future capital expenditures, its current and future debt and equity capital needs, dividends, earnings (including earnings per share), growth, future regulatory outcomes, expectations with respect to rate base growth, and other financial and operational goals, plans, estimates and projections; and (iii) any requirement by the company to pay a termination fee in the event the closing does not occur; risks and uncertainties following the completion of the sale of the company’s former HOS business, including: the company’s ability to receive amounts due, payable and owing to the company under the amended secured seller note when due; and the ability of the company to redeploy successfully and timely the net proceeds of this transaction into the company’s Regulated Businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement, security and cybersecurity regulations; cost overruns relating to improvements in or the expansion of the company’s operations; the company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the company’s ability to maintain safe work sites; the company’s exposure to liabilities related to environmental laws and regulations, including those enacted or adopted and under consideration, and the substances related thereto, including without limitation copper, lead and galvanized steel, PFAS and other contaminants of emerging concern, and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates, and the company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to the company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation or regulations (including without limitation impacts related to the Corporate Alternative Minimum Tax), and (ii) the availability of, or the company’s compliance with, the terms of applicable tax credits and tax abatement programs; migration of customers into or out of the company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the company’s utility subsidiaries, including without limitation litigation and other proceedings with respect to the water system assets of the company’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the company’s ability to retain and attract highly qualified and skilled employees and talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

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These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above, and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes shall speak only as of the date of this press release. American Water does not have any obligation, and specifically disclaims any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for the company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues	$1,276	$1,149	$2,418	$2,160
Operating expenses:
Operation and maintenance	480	427	948	843
Depreciation and amortization	221	193	437	381
General taxes	86	81	173	162
Other	—	(1)	—	(1)
Total operating expenses, net	787	700	1,558	1,385
Operating income	489	449	860	775
Other (expense) income:
Interest expense	(151)	(131)	(295)	(255)
Interest income	22	25	44	49
Non-operating benefit costs, net	4	7	8	16
Other, net	12	11	29	18
Total other (expense) income	(113)	(88)	(214)	(172)
Income before income taxes	376	361	646	603
Provision for income taxes	87	84	152	141
Net income attributable to common shareholders	$289	$277	$494	$462

Basic earnings per share:
Net income attributable to common shareholders	$1.48	$1.42	$2.53	$2.37
Diluted earnings per share:
Net income attributable to common shareholders	$1.48	$1.42	$2.53	$2.37
Weighted-average common shares outstanding:
Basic	195	195	195	195
Diluted	195	195	195	195

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS
Property, plant and equipment	$36,137	$35,059
Accumulated depreciation	(7,205)	(7,021)
Property, plant and equipment, net	28,932	28,038
Current assets:
Cash and cash equivalents	94	96
Restricted funds	17	29
Accounts receivable, net of allowance for uncollectible accounts of $56 and $53, respectively	424	416
Income tax receivable	25	25
Unbilled revenues	434	315
Materials and supplies	109	103
Other	296	231
Total current assets	1,399	1,215
Regulatory and other long-term assets:
Regulatory assets	1,178	1,150
Secured seller promissory note from the sale of the Homeowner Services Group	795	795
Operating lease right-of-use assets	89	89
Goodwill	1,151	1,144
Other	369	399
Total regulatory and other long-term assets	3,582	3,577
Total assets	$33,913	$32,830

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2025	December 31, 2024
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 200,551,058 and 200,371,701 shares issued, respectively)	$2	$2
Paid-in-capital	8,621	8,598
Retained earnings	2,445	2,112
Accumulated other comprehensive income	5	12
Treasury stock, at cost (5,452,694 and 5,451,216 shares, respectively)	(391)	(392)
Total common shareholders' equity	10,682	10,332
Long-term debt	12,278	12,518
Redeemable preferred stock at redemption value	3	3
Total long-term debt	12,281	12,521
Total capitalization	22,963	22,853
Current liabilities:
Short-term debt	1,589	879
Current portion of long-term debt	1,119	637
Accounts payable	306	346
Accrued liabilities	569	791
Accrued taxes	107	156
Accrued interest	119	111
Other	182	230
Total current liabilities	3,991	3,150
Regulatory and other long-term liabilities:
Advances for construction	410	383
Deferred income taxes and investment tax credits	2,990	2,881
Regulatory liabilities	1,420	1,416
Operating lease liabilities	77	76
Accrued pension expense	207	217
Other	255	277
Total regulatory and other long-term liabilities	5,359	5,250
Contributions in aid of construction	1,600	1,577
Commitments and contingencies
Total capitalization and liabilities	$33,913	$32,830

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